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                                                                      EXHIBIT 12

                               Banco Bradesco S.A.
                               Computation of Ratio of Earnings to Fixed Charges

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                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------------
                                                     2004         2003         2002         2001         2000
                                                   ---------    ---------   ----------    ---------    ---------
                                                                  (R$ in millions, except ratios)
EARNINGS:
   Income from continuing operations before
     income taxes and minority interest..........  R$ 3,940     R$ 2,656    R$  2,288     R$ 2,838     R$ 2,234
   Equity in earnings (losses) of
     unconsolidated companies....................       (66)         (60)        (150)        (109)        (145)
   Distributed income of equity investees........        20           85           81           17           74
   Interest expense..............................     8,919        9,717       14,927        9,159        6,512
   Appropriated portion (1/3) of rent expense ...        97           91           65           53           42
EARNINGS AVAILABLE FOR FIXED CHARGES.............    12,910       12,489       17,211       11,958        8,717
FIXED CHARGES
   Interest expense..............................     8,919        9,717       14,927        9,159        6,512
   Appropriated portion (1/3) of rent expense ...        97           91           65           53           42
TOTAL FIXED CHARGES..............................  R$ 9,016     R$ 9,808    R$ 14,992     R$ 9,212     R$ 6,554
RATIO OF EARNINGS TO FIXED CHARGES...............      1.43X        1.27X        1.15X        1.30X        1.33X
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